Exhibit 99.1

CONFIDENTIAL

Q32 Bio Announces Closing of Merger with Homology Medicines and Concurrent Private Placement of $42 Million

— Q32 Bio to focus on advancement of bempikibart (ADX-914) in ongoing atopic dermatitis (AD) and alopecia areata (AA) Phase 2 clinical trials and commencement of ADX-097 Phase 2 renal basket clinical trial in patients with complement disorders —

— Post-transaction cash, cash equivalents and investments of approximately $130 million expected to fund operations to mid-2026, including key Phase 2 readouts for bempikibart in 2H’24 and ADX-097 Phase 2 topline results in 2H’25 —

— Shares to trade on Nasdaq under the new ticker symbol “QTTB” commencing on March 26, 2024 —

WALTHAM, Mass.—Mar. 25, 2024 – Q32 Bio Inc. (NASDAQ: QTTB) (“Q32 Bio”), a clinical stage biotechnology company focused on developing biologic therapeutics to restore immune homeostasis, today announced the completion of its previously announced merger with Homology Medicines, Inc. (“Homology”). The combined company will operate under the name Q32 Bio, and its shares are expected to begin trading on the Nasdaq Global Market on March 25, 2024, under the ticker symbol “QTTB”.

Concurrent with the closing of the merger, Q32 Bio completed a $42 million private placement with a syndicate of existing and new investors including OrbiMed, Atlas Venture, Abingworth, Bristol Myers Squibb, Acorn Bioventures, Osage University Partners, CU Healthcare Innovation Fund, Sanofi Ventures, Agent Capital and other undisclosed investors. Following the transactions, Q32 Bio’s cash, cash equivalents and investments of approximately $130 million, before payment of final transaction-related expenses, are expected to fund operations through mid-2026.

“It’s an exciting time to be transitioning into a publicly traded company as we prepare to complete and release results from two bempikibart placebo-controlled Phase 2 trials later this year and initiate the first Phase 2 trial for our lead tissue-targeted complement inhibitor ADX-097, and prepare to initiate a second ADX-097 trial in early 2025 with topline results expected for both by year-end 2025,” said Jodie Morrison, Chief Executive Officer of Q32 Bio. “With a solid financial foundation and investor syndicate, a world-class leadership team, and near-term data readouts in autoimmune and inflammatory diseases with significant unmet needs, we believe we are strongly positioned to enter the public markets, setting the stage for multiple potential opportunities for meaningful value creation. We are thrilled to be completing this transformative transaction that propels Q32 into its next stage of growth.”

Bempikibart, Q32 Bio’s most advanced product candidate, is a fully human anti-IL-7Rα antibody designed to re-regulate adaptive immune function by blocking signaling mediated by both IL-7 and TSLP and is currently being evaluated in two double-blind, placebo-controlled Phase 2 trials evaluating the use in AD and AA. Q32 Bio remains on track to report topline Phase 2 results from both trials in the second half of 2024.

ADX-097 is based on a novel platform enabling tissue-targeted regulation of the complement system without long-term systemic blockade, a key differentiator from current complement therapeutics. Q32 Bio has completed a first-in-human, Phase 1 ascending dose clinical trial of ADX-097 in healthy volunteers. Results from the Phase 1 trial demonstrated a favorable tolerability and immunogenicity profile across all single and multiple dose cohorts and weekly subcutaneous dosing met exposures for predicted complete complement inhibition in the tissue with no systemic inhibition. Q32 Bio is currently initiating an open-label Phase 2 renal basket trial and will initiate a Phase 2 trial in ANCA-Associated Vasculitis (AAV) in the first half of 2025. Results from both trials are expected in the second half of 2025.

Transaction Details

In connection with the closing of the merger, Homology enacted a 1-for-18 reverse stock split of its common stock and issued a non-transferable contingent value right (a “CVR”) to Homology shareholders of record as of March 21, 2024, which does not include the former holders of shares of Q32 Bio or the private placement investors. Holders of the CVR will be entitled to receive certain cash payments from proceeds received by the Company, if any, related to the dispositions of Homology’s pre-transaction legacy assets. Following the reverse stock split and based on the final exchange ratio of 0.8676 shares of Homology common stock for each share of Q32 Bio common stock, at the closing of the merger there are approximately 12,002,933 shares of the combined company’s common stock outstanding, with prior Homology stockholders owning approximately 25.6% and prior Q32 Bio stockholders (including investors in the private placement) holding approximately 74.4% of the combined company’s outstanding common stock.

Leerink Partners served as the exclusive financial advisor to Q32 Bio. Leerink Partners, Piper Sandler, Guggenheim Securities, and Oppenheimer & Co. served as placement agents for Q32 Bio’s private placement. Goodwin Procter LLP is serving as legal counsel to Q32 Bio. TD Cowen served as the exclusive financial advisor and Latham & Watkins LLP served as legal counsel to Homology.

About Q32 Bio

Q32 Bio is a clinical stage biotechnology company developing biologic therapeutics targeting potent regulators of the innate and adaptive immune systems to re-balance immunity in autoimmune and inflammatory diseases. Q32 Bio’s lead programs, focused on the IL-7 / TSLP receptor pathways and complement system, address immune dysregulation to help patients take back control of their lives.

Q32 Bio’s program for adaptive immunity, bempikibart (ADX-914), is a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function for the treatment of autoimmune diseases. It is being evaluated in two Phase 2 trials for the treatment of atopic dermatitis and alopecia areata. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases. Q32 Bio’s program for innate immunity, ADX-097, is based on a novel platform enabling tissue-targeted regulation of the complement system without long-term systemic blockade – a key differentiator versus current complement therapeutics. Q32 Bio has completed a first-in-human, Phase 1 ascending dose clinical study of ADX-097 in healthy volunteers.

For more information, visit www.Q32Bio.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the transaction involving Homology and Q32 Bio, the intended use of net proceeds from the private placement financing, the contingent payments contemplated by the CVR, the combined company’s expected cash and the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations into mid-2026, the listing of the combined company’s shares on Nasdaq, the expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of Q32 Bio’s product candidates, including bempikibart and ADX-097, and anticipated milestones and timing, among others.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the ability of Homology and Q32 Bio to integrate their businesses successfully and to achieve anticipated synergies; (ii) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (iii) potential litigation relating to the transaction that could be instituted against Homology , Q32 Bio or their respective directors; (iv) the ability of Homology and Q32 Bio to retain, attract and hire key personnel; (v) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the transaction; (vi) potential business uncertainty, including changes to existing business relationships that could affect Q32 Bio’s financial performance; (vii) the combined company’s need for additional funding, which may not be available; (viii) failure to identify additional product candidates and develop or commercialize marketable products; (ix) the early stage of the combined company’s development efforts; (x) potential unforeseen events during clinical trials could cause delays or other adverse consequences; (xi) risks relating to the regulatory approval process; (xii) interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; (xvii) Q32 Bio’s product candidates may cause serious adverse side effects; (xiii) inability to maintain our collaborations, or the failure of these collaborations; (xiv) the combined company’s reliance on third parties, including for the manufacture of materials for our research programs, preclinical and clinical studies; (xv) failure to obtain U.S.or international marketing approval; (xvi) ongoing regulatory obligations; effects of significant competition; (xvii) unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; (xviii) product liability lawsuits; (xix) securities class action litigation; (xx) the impact of the COVID-19 pandemic and general economic conditions on our business and operations, including the combined company’s preclinical studies and clinical trials; (xxi) the possibility of system failures or security breaches; risks relating to intellectual property; (xxii) significant costs incurred as a result of operating as a public company; and (xxiii) such other factors as are set forth in Q32 Bio’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Homology’s Form 10-K for the period ended December 31, 2023. Except as required by applicable law, Q32 Bio undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors: Brendan Burns

Media: Sarah Sutton

Argot Partners

212.600.1902

Q32Bio@argotpartners.com